SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

VISEON, INC.

(Exact name of registrant as specified in its Charter )

Nevada	0-27106	41-1767211

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8445 Freeport Parkway, Suite 245, Irving, Texas		75063

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 906-6300

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On July 15, 2005, Robert A. Wolf notified informed Viseon, Inc. that he desired to resign as Chief Financial Officer of Viseon, effective immediately, in order to pursue other career opportunities. Mr. Wolf’s employment agreement with Viseon terminated pursuant to its terms upon Mr. Wolf’s resignation. Mr. Wolf is entitled to receive from Viseon the amount of any unpaid salary, earned bonus, and unused vacation, sick and personal days, as well as any unreimbursed business expenses. Mr. Wolf has agreed to provide consulting services to Viseon upon request for a limited time at an hourly rate.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On July 15, 2005, Viseon announced the resignation of Robert A. Wolf from his position as Chief Financial Officer, and the appointment of Brian R. Day as Chief Financial Officer, both of which were effective immediately. In his role as Chief Financial Officer, Mr. Day serves as the principal financial officer of Viseon. Immediately prior to his appointment as Chief Finical Officer, Mr. Day served as a member of Viseon’s Board of Directors.

     Mr. Day has been a director of Viseon and a member of the Audit Committee of the Board of Directors since 2001. Mr. Day served as the Chief Financial Officer of Gomez Inc., from September 2004 until his appointment as Chief Financial Officer of Viseon on July 15, 2005. Prior to joining Gomez Inc., Mr. Day was the Chief Financial Officer of LifeHarbor, Inc. from June 2003 until December 2003 and its President from December 2003 until the sale of the company in July 2004. Mr. Day was Chief Financial Officer of Octave Communications, Inc., an audio communications technology company, from June 1999 until its sale in January 2003. From September 1998 to June 1999, Mr. Day was Chief Financial Officer of Healthtrax Inc. Prior to his position with Healthtrax, Mr. Day served as Chief Financial Officer of Span Instruments, Inc.

     On July 15, 2005, Viseon announced the resignation of Mr. Day as a member of the Board of Directors in connection with his appointment as Chief Financial Officer, and the election of Ashton Peery as a member of the Board of Directors by the remaining directors, both of which are effective immediately. Mr. Peery fills the Class III board seat vacated by Mr. Day. It is anticipated that Mr. Peery will be appointed to Viseon’s Audit Committee. To the knowledge of Viseon’s executive officers, Mr. Day’s resignation was not due to any disagreement with Viseon’s operations, policies or practices.

     Mr. Day’s appointment as Chief Financial Officer of Viseon was not the result of any arrangement or understanding between Mr. Day and any other person, other than the agreement of Viseon and Mr. Day with respect to his employment as Chief Financial Officer.

     On April 1, 2005, Viseon granted Mr. Day 27,500 shares of Viseon restricted common stock and fully vested options to purchase 40,000 shares of Viseon common stock at an exercise price of $1.62 per share, in compensation for his services as a director of Viseon.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISEON, INC. (Registrant)
Date: July 21, 2005	By:	/s/ John C. Harris
John C. Harris,
President and Chief Executive Officer